EXHIBIT 11.1

                       ANSWERTHINK CONSULTING GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                                                         QUARTER ENDED
                                                                                         JULY 3, 1998
                                                                                        ----------------
Net income (loss)                                                                          $  2,303,150
                                                                                        ================
Basic:
   Weighted average common shares outstanding                                                17,386,528
                                                                                        ================
   Net income per share                                                                    $       0.13
                                                                                        ================
Diluted:
   Weighted average common shares outstanding                                                17,386,528
   Dilutive effects of unvested shares and stock options                                     14,808,796
                                                                                        ----------------
   Weighted average common and common equivalent shares outstanding                          32,195,324
                                                                                        ================
Net income per share                                                                       $       0.07
                                                                                        ================